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                                                                    EXHIBIT 10.5


                       AMENDED AND RESTATED PUT AGREEMENT

                 THIS AMENDED AND RESTATED PUT AGREEMENT (this "Agreement") is entered into as of June 12, 1997, by and between Julius S. Burns, an individual residing in Houston, Texas ("Burns"), and Merchants Metals Holding Company, a Delaware corporation (the "Company").

                                    RECITALS

                 A. Burns is the President and Chief Executive Officer of the Company.

                 B. Burns and the Company have entered into that certain Amended and Restated Put Agreement dated as of December 13, 1996 (the "Prior Agreement").

                 C. Burns is and the Company are entering into this Agreement in order to amend and restate (in its entirety) the Prior Agreement.

                 D. Concurrently with the execution and delivery of this Agreement, the holders of the capital stock of the Company representing at least a majority of the voting power of the Company (including Burns) are entering into the Limited Liability Company Agreement (the "LLC Agreement") of MMI Products, L.L.C. (the "LLC") pursuant to which such holders will contribute (the "Contribution") all of their shares of capital stock of the Company to the LLC in consideration for the issuance by the LLC to such holders of equity interests of the LLC.

                 E. As a result of the Contribution, Burns will own 58,902 Class A Common Units (the "Class A Common Units") of the LLC. Pursuant to the LLC Agreement, upon Burns' death, the Class A Common Units held by Burns at such time, will automatically be exchanged for a like number of shares of Common Stock (the "Common Shares"), par value $.01 per share, of the Company (the "Common Stock").

                 F. Both Burns and the Company desire, subject to the conditions set forth herein, that for a 90- day period following Burns' death, Burns' estate shall have the option to cause the Company to repurchase the securities of the Company held by Burns at the time of his death (once the Exchange has occurred) (the "Subject Securities"), including, without limitation, the Common Shares and stock options, having a fair market value of up to $2,000,000.

                 ACCORDINGLY, the parties hereby agree as follows:

                 1. Certain Definitions. Whenever used herein, the following terms shall have the meanings set forth adjacent thereto:

                          (a) "Acquiring Person" shall mean any person other than (i) the Company, (ii) any subsidiary of the Company, (iii) Citicorp Venture Capital Ltd., or any of its





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         subsidiaries or affiliates (collectively or individually, "CVC"), (iv)
         any employee benefit plan of the Company or of a subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (v) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (vi) any corporation a majority of the voting securities (assuming conversion by CVC of any non-voting securities it holds to voting securities) of which is, immediately following that corporation's first acquisition of voting securities of the Company, owned directly or indirectly by the stockholders of the Company at the point in time immediately prior to such acquisition.

                          (b) "Board" shall mean the Board of Directors of the Company.

                          (c)     "Cause" shall mean conduct by Burns
         constituting gross mismanagement, wilful misconduct or fraud, as determined by the Board in its sole judgment.

                          (d) "Change in Control" shall mean the event that is deemed to have occurred if:

                                  (i)      any Acquiring Person  is or becomes
                 the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the then outstanding voting securities of the Company (assuming conversion by CVC of all of its non-voting securities to voting securities); or

                                  (ii)     the Company merges or consolidates
                 with any other corporation or entity, or the stockholders of the Company and such other corporation or entity (or the Company and the holders of voting securities in such other corporation or entity) participate in a securities exchange, other than a merger, consolidation or securities exchange that would result in holders of voting securities of the Company outstanding immediately before the completion thereof (assuming conversion by CVC of all of its non-voting securities to voting securities) continuing to hold (either by voting securities remaining outstanding or by being converted into voting securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the voting securities of the surviving entity (or its parent) outstanding immediately after that merger, consolidation or securities exchange (assuming conversion by CVC of all of its non-voting securities to voting securities); or

                                  (iii)    the Company liquidates or sells or
                 disposes of all or substantially all the Company's assets in one transaction or a series of transactions





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               other than a liquidation, sale or disposition of all or
               substantially all the Company's assets in one transaction or a series of related transactions to an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

                          (e) "Class A Common Units" shall have the meaning set forth in the Recitals.

                          (f)     "Closing" shall have the meaning set forth in
         Section 5.

                          (g) "Common Shares" shall have the meaning set forth in the Recitals.

                          (h) "Common Stock" shall have the meaning set forth in the Recitals.

                          (i) "Contribution" shall have the meaning set forth in the Recitals.

                          (j)      "Fair Market Value" of any Subject
         Securities means the fair market value agreed upon by the Representative and the Company. In the event that, within ten days after the date of the Put Notice, the Company and the Representative cannot agree upon the fair market value of the applicable Subject Securities, then, within five days after such ten-day period has expired, the Company and the Representative shall select an independent appraiser, the fees and expenses of which shall be borne one-half by the Representative and one-half by the Company, who will determine the fair market value of such Subject Securities. Such independent appraiser will determine the fair market value of such Subject Securities within 30 days following its appointment. If, within the five days provided for the Company and the Representative to select an independent appraiser, the Representative and the Company are unable to agree upon an independent appraiser, the Representative and the Company will, within five days after the first five-day selection period expires, each select an independent appraiser and such independent appraisers together will determine the fair market value of such Subject Securities. Each party will bear the fees and expenses for the appraiser which it selects. In the event that, within 30 days after they have been selected, such appraisers are unable to agree upon the fair market value of such Subject Securities, they will, within five days after such 30-day period expires, select another appraiser whose determination of the fair market value of such Subject Securities will be final and binding. Such third appraiser will have 30 days following its selection to determine the fair market value of such Subject Securities. The fees and expenses of such third appraiser shall be borne as aforesaid for a single appraiser. The Company agrees to make its books and records available on a reasonable basis to the appraiser(s) selected in accordance with this procedure to the extent they are necessary or desirable in determining Fair Market Value. The appraiser(s) shall determine the Fair Market Value as if the Company was being sold in its entirety as an ongoing concern in a controlled private market auction after being shopped for a reasonable period of time. Notwithstanding the foregoing, if any of the Subject Securities are then listed on a national securities exchange or are traded over the counter, the Fair





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         Market Value of such Subject Securities shall be equal to the average of the closing prices, the average of the last sales prices or the average of the closing bid and asked prices, as the case may be, for the 20 trading days immediately preceding the date of the Put Notice. Notwithstanding anything herein to the contrary, (i) in no event will the Fair Market Value of any preferred stock exceed the original purchase price paid therefor plus accrued and unpaid dividends, (ii) in no event will the Fair Market Value of any debt securities exceed the unpaid principal amount plus accrued and unpaid interest, and
         (iii) the Fair Market Value of unexercised stock options shall be the remainder of the Fair Market Value of the underlying securities less the applicable exercise price.

                          (k) "FMV Determination Date" shall mean the date on which Fair Market Value has been determined in accordance with this Agreement.

                          (l) "Good Reason" shall mean any action by the Company that results in a diminution in Burns' position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Burns.

                          (m) "LLC" shall have the meaning set forth in the Recitals.

                          (n) "Purchase Price" shall have the meaning set forth in Section 3.

                          (o) "Put Cancellation Notice" shall have the meaning set forth in Section 4.

                          (p) "Put Notice" shall have the meaning set forth in Section 2.

                          (q) "Put Period" shall have the meaning set forth in Section 2.

                          (r) "Put Right" shall have the meaning set forth in Section 2.

                          (s) "Prior Agreement" shall have the meaning set forth in the Recitals.

                          (t) "Representative" shall have the meaning set forth in Section 2.

                          (u) "Subject Securities" shall have the meaning set forth in the Recitals.

                 2. Put Right. Subject to each of the conditions set forth herein, at any time during the 90 days following the date of death of Burns (the "Put Period"), the Representative or executor of Burns' estate (the "Representative") shall have the right (but not the obligation) to cause the Company to purchase Subject Securities having a Fair Market Value of up to $2,000,000 (the "Put Right"). The notice of an election to exercise the Put Right (the "Put Notice") shall specify the number and type of Subject Securities which the Representative desires to sell. In order to provide





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for the possibility that the Subject Securities specified in the Put Notice have a Fair Market Value in excess of $2,000,000, and, therefore, cannot all be purchased by the Company, the Put Notice will further specify a ranking by the Representative of Subject Securities, by class, of the order in which such Subject Securities are to be sold. The Representative shall only be permitted to exercise the Put Right if at the time of Burns' death: (a) Burns was an employee of the Company, or (b) Burns had either (i) retired at or after age 67,
(ii) voluntarily terminated his employment with the Company for Good Reason within six months following a Change in Control, (iii) been terminated by the Company without Cause or (iv) otherwise retired with the consent of the Board or
(c) Burns was no longer employed by the Company due to a disability recognized by the Board. The Company, in its sole discretion, may elect to terminate this Agreement in the event, at any time after the date hereof and prior to Burns' death, Burns is in material default of his obligations under that certain Non-Competition Agreement dated as of December 31, 1994, between Burns and MMI Products, Inc.

                 3. Purchase Price. The purchase price (the "Purchase Price") paid by the Company pursuant to the Put Right shall be the aggregate Fair Market Value of the applicable Subject Securities. The Purchase Price is payable through the application of Life Insurance Proceeds (as hereinafter defined in Section 7) in an amount equal to the Purchase Price.

                 4.       Put Deferral/Cancellation.

                          (a) By Representative. Following the FMV Determination Date and prior to the Closing, the Representative may elect to cancel an exercise of the Put Right by delivery of a notice to such effect to the Company (the "Put Cancellation Notice").

                          (b)     By the Company.

                                  (i) Legal Prohibition. In the event and to the extent that, following receipt of the Put Notice, the Board reasonably determines in good faith that the Company is legally prohibited from paying the Purchase Price, the Company may defer the Closing indefinitely and will commence payment, for so long as the applicable Subject Securities are held by members of Burns' family, of cash interest on the unpaid Purchase Price related to such Subject Securities at the then current prime rate of Texas Commerce Bank, N.A., payable quarterly in arrears. All payments will be made at the end of calendar quarters and will be pro-rated for partial periods. If the Board determines in good faith that the Company is legally unable to make the cash interest payments provided for in this Section 4, the Company may in lieu of such payments issue shares of Common Stock of comparable value, as determined in good faith by the Board. Notwithstanding the foregoing, in no event will the foregoing payments (whether in cash or in Fair Market Value Common Stock) exceed the applicable Purchase Price.

                                  (ii)     Pending Transactions.  The Company
                 may defer the Closing for up to 180 days, if good faith negotiations exist relating to the sale of substantially





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                 all the Company's assets or voting securities or in the good faith determination of the Board such a sale is reasonably certain (the "Pending Transaction").

                                  (iii)    Options.  The Company will remain
                 obligated to pay the Purchase Price related to any stock options which were exercisable during the Put Period but which expired prior to the Closing due to the deferrals contemplated in clauses (i) and (ii) above.

                                  (iv)     Notices.  The Company will provide
                 the Representative with prompt notice of any of the conditions described in clauses (i) and (ii) above.

                 5. Closing. If a Put Cancellation Notice has not been delivered to the Company or the closing (the "Closing") of an exercise of the Put Right has not otherwise been deferred pursuant to Section 4(b)(i) or (ii) hereof, the Closing of an exercise of the Put Right shall, unless otherwise agreed to by the Representative and the Company, take place at the offices of the Company, at 10:00 a.m., on the date which is five business days after the FMV Determination Date. At the Closing, the Representative shall (a) transfer and assign to the Company the Subject Securities, free and clear of any liens, encumbrances or rights of others, and (b) return (or assign the right to recover) any Life Insurance Proceeds in excess of the Purchase Price; provided that in the case of a delay of a Closing under Section 4(b)(ii), the return or assignment of Life Insurance Proceeds will be made by the Representative on the first to occur of such delayed Closing or the closing of the Pending Transaction. Unless otherwise agreed to by the Company and the Representative, a determination of Fair Market Value will need to be redetermined if a Closing would occur more than 180 days after a FMV Determination Date.

                 6. Term. If not otherwise terminated pursuant to the terms of this Agreement, this Agreement shall terminate on the earlier of: (a) December 31, 2000, (b) the failure of the Representative to exercise the Put Right prior to the expiration of the Put Period, (c) the Closing (or if there is more than one Closing, the final Closing), (d) the termination of Burns' employment with the Company for reasons other than Burns' (i) death, (ii) retirement at age 67 or otherwise with the Board's consent, (iii) termination by Burns of his employment with the Company for Good Reason following a Change in Control, (iv) termination by the Company of his employment with the Company without Cause, (v) disability recognized by the Board, or (e) the time at which Burns or members of Burns' family no longer hold any securities of the Company or securities of the LLC which are exchangeable for securities of the Company.

                 7. Life Insurance. The Company has purchased life insurance contracts to provide the Company with funds to pay the maximum Purchase Price of $2,000,000 hereunder. Burns is the sole beneficiary of such life insurance contracts. The Company is not obligated, in any respect, hereunder to cause the Purchase Price to be paid other than through the application of the proceeds payable under such life insurance contracts (the "Life Insurance Proceeds"). The Company will continue to pay premiums on such life insurance contracts through December 31, 2000; provided that it is under no obligation, and has made no commitment, to spend in excess of an





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aggregate of $100,000 on life insurance premiums over the term of this
Agreement. Burns hereby agrees that to the extent that the Put Right is not exercised or is exercised only in part, all of, or the portion of, the Life Insurance Proceeds, to the extent not used to pay the Purchase Price, will be immediately returned (or the right to recover such proceeds assigned) to the Company as follows: (i) in the case of the nonexercise of the Put, on the expiration of the Put Period or (ii) in the case of the partial exercise of the Put Right, on the Closing (except as otherwise contemplated in Section 5 hereof). Failure by the Representative (or any heirs, successors or assigns) to comply with this provision will result in the forfeiture and cancellation of all of the Subject Securities.

                 8. Legends. Burns hereby agrees that all of the Subject Securities from and after the date hereof and through the termination of this Agreement will bear a legend indicating that the Subject Securities are subject to this Agreement.

                 9. Binding Effect; Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and the Representative and their respective heirs, assigns, executors, administrators, personal representatives and successors (it being understood and agreed that nothing contained in this Agreement is intended to confer upon any other person any rights, benefits or remedies of any kind or character whatsoever). No party may assign this Agreement to any person (other than by the Company to the surviving corporation in any consolidation or merger with the Company) without the prior written consent of the other party hereto.

                 10. Entire Agreement; Waiver. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and no modification, amendment or change of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by all the parties hereto. No waiver of any of the terms of this Agreement will be valid unless signed by the party against whom such waiver is asserted and a waiver at any time of any of the terms of this Agreement will not be construed as a waiver at any subsequent time of the same terms. This Agreement replaces the Prior Agreement in its entirety.

                 11. Notices. Any notice, demand, offer, or other written instrument required or permitted to be given, made or sent hereunder shall be in writing and may be sent by personal delivery, courier, facsimile, or registered or certified United States mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth herein. Any notice required to be given to the Representative may be addressed to the Representative at the address of Burns.

                 If to Burns:                  Mr. Julius S. Burns
                                               15211 Rainhollow Drive
                                               Houston, Texas 77070

                 If to the Company:            Merchants Metals Holding Company
                                               c/o MMI Products, Inc.
                                               515 W. Greens Road, Suite 710
                                               Houston, Texas 77067





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Notices will be deemed to have been given when (a) personally delivered, (b)
the next business day when sent by overnight courier, (c) upon receipt of facsimile transmission confirmation or (d) three days after deposit in the United States mail.

                 12. Governing Laws. This Agreement has been executed in the State of Delaware and shall be governed by and construed in accordance with the laws of the State of Delaware.

                 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement.

                 14. Severability. In the event any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will have no affect any other provision hereof and this agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.





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                 IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.



                                         /s/ JULIUS S. BURNS
                                         ------------------------------------
                                         Julius S. Burns


                                         MERCHANTS METALS HOLDING COMPANY



                                         By: /s/ ROBERT N. TENCZAR
                                            ---------------------------------
                                         Name:    Robert N. Tenczar
                                         Title:   Vice President